June 17, 2026

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newsroom@alaskaair.com

Alaska Airlines promotes CFO Shane Tackett to President
With more than 25 years at Alaska across finance, strategy, commercial and labor relations, Tackett brings deep operating knowledge and financial discipline to an expanded leadership role across the company’s operations and brands
The promotion strengthens Alaska’s leadership team as the airline advances its Alaska Accelerate plan and grows as a global carrier

SEATTLE – Alaska Airlines today announced the election of Shane Tackett to President and Chief Financial Officer of Alaska Airlines, expanding his leadership role as the company continues to execute its long-term strategy for profitable growth and deliver on the combined airline’s vision of connecting guests to the world through a remarkable travel experience rooted in safety, care and performance.
In this role, Tackett will continue leading the organization’s finance, fleet management, investor relations, supply chain, internal audit and information technology functions, while also adding the commercial organization, led by Chief Commercial Officer Andrew Harrison, to his portfolio of responsibilities. His promotion builds on a career spanning more than 25 years at Alaska, where he has held leadership roles across financial planning, labor relations, revenue management, e-commerce and strategy, and reflects CEO Ben Minicucci’s continued efforts to lead and develop a world-class management team highly capable of building on the success of Alaska Air Group, while deftly managing historic headwinds for our industry.
“Shane’s promotion to president of Alaska Airlines marks an important step as we continue investing in leadership capacity to execute our global ambitions and integrate Hawaiian Airlines,” said Minicucci, CEO and President of Alaska Air Group and CEO of Alaska Airlines. “I’m proud of the leadership team we’ve built, and I’m energized by the work ahead.”
“Shane’s deep history with our company, industry expertise and financial leadership have helped Alaska navigate complexity, invest for growth and stay focused on long-term value creation. Bringing commercial and finance leadership together under Shane will strengthen alignment and accelerate our priorities as we continue advancing our strategy and creating long-term value for our stakeholders,” added Minicucci.
Since becoming Chief Financial Officer in 2020, Tackett has helped guide Alaska through a period of significant change for the industry while strengthening the company’s balance sheet and helping shape major strategic decisions, including the acquisition and integration of Hawaiian Airlines. He also has been a key leader behind Alaska Accelerate, the company’s plan to drive value across cycles and position Alaska for sustained earnings growth.
“I started at Alaska more than 25 years ago, and over that time we’ve built a stronger, more resilient airline with a clear strategy for the future,” said Tackett. “As President and Chief Financial Officer, I’m excited to help lead even more of this organization as we continue executing Alaska Accelerate, growing our global relevance and delivering for our guests, employees and owners.”
Tackett’s new role is effective June 29, 2026. He will report to Minicucci and continue to serve on the company’s Executive Committee. Shane’s election to President of Alaska Airlines follows the leadership announcements made last September of Diana Birkett Rakow as CEO of Hawaiian Airlines, Andy Schneider as CEO and President of Horizon Air and Jason Berry as Chief Operating Officer. Other recent announcements include the promotion of Kyle Levine to EVP, Corporate & Public Affairs, Chief Legal Officer and Corporate Secretary as well as the appointment of Lindsay-Rae McIntrye as Chief People Officer.
About Alaska, Hawaiian and Horizon
Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations throughout North America, Latin America, Asia, the Pacific and Europe. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska and Hawaiian are members of the oneworld alliance. Members of our Atmos Rewards loyalty program can earn and redeem points with oneworld airlines and our additional global partners that serve over 1,000 worldwide destinations. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”